                                                                 EXHIBIT 10.54

                                     OAKLEY, INC.

              SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

         This SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of May 14, 1997 and entered into by and among OAKLEY, INC., a Washington corporation ("Company"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders" and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo"), as current agent for Lenders (in such capacity, "Agent") and, for purposes of Section 5, the Consenting Parties (as defined therein), and is made with reference to that certain Amended and Restated Credit Agreement dated as of August 15, 1995, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of November 22, 1995, by and among Company, Lenders and Agent, the Second Amendment to Amended and Restated Credit Agreement, dated as of October 10, 1996, by and among Company, Lenders and Agent, the Third Amendment to Amended and Restated Credit Agreement, dated as of November 25, 1996, the Fourth Amendment to Amended and Restated Credit Agreement, dated as of January 29, 1997, by and among Company, Lenders and Agent, the Fifth Amendment to Amended and Restated Credit Agreement, dated as of March 31, 1997, by and among Company, Lenders and Agent, and the Sixth Amendment to Amended and Restated Credit Agreement, dated as of March 31, 1997, by and among Company, Lenders and Agent (as amended, the Credit Agreement"), by and among Company, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                   RECITALS

     A. Wells Fargo desires to resign as Agent for the Lenders under the Credit Agreement and the other Loan Documents.

     B. Wells Fargo has sold and assigned all of its rights and obligations as a Lender arising under the Credit Agreement and other Loan Documents with respect to its Commitment and outstanding Loans in accordance with the terms of the Assignment Agreements, effective as of May 8, 1997.

     C. Company and Lenders desire to amend the Credit Agreement to provide for the appointment of Bank of America National Trust and Savings Association ("BofA") as successor agent for the Lenders.

     D. Company and Lenders desire to further amend the Credit Agreement as herein provided.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     SECTION 1.  MODIFICATIONS TO THE CREDIT AGREEMENT.

     1.1  APPOINTMENT OF SUCCESSOR AGENT.

     (a) Subject to the provisions of Section 9 of the Credit Agreement (except for the notice requirements of Subsection 9.5 which are hereby waived by the Company and the Lenders), Wells Fargo resigns as Agent for the Lenders and the Lenders hereby appoint BofA as successor Agent and authorizes the Agent to act as agent in accordance with the terms of the Credit Agreement and the other Loan Documents.

     (b) In the first sentence of Subsection 9.1 the name "BofA" is substituted for the name "Wells Fargo" appearing therein.

     (c) Subsection 9.2D is amended by adding the following sentence to the end of such subsection:

          "The Lenders acknowledge that, pursuant to such activities, BofA or its affiliates may receive information regarding the Company. (including information that may be subject to confidentiality obligations in favor of the Company) and acknowledge that the Agent shall be under no obligation to provide such information to them."

     (d) Subsection 9.5 is amended by adding the following two sentences to the end of such subsection:

          "If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. If no successor agent has accepted appointment as Agent by the date which is 30 days following or retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor agent as provided for above."

     1.2 AMENDMENTS TO SUBSECTION 1.1: CERTAIN DEFINED TERMS.

     (a)  The definition of "Base Rate" is amended to read:

          "'Base Rate' means for any day, the higher of (a) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and
     (b) the Reference Rate."

     (b) In the definition of "Eligible Assignee" the figure "$100,000,000" is substituted for the figure "$10,000,000,000" appearing therein.

     (c)  The definition of "Exchange Rate" is amended to read:

          "'Exchange Rate' means, on any date, as to any amount that is expressed in a currency other than Dollars, the rate quoted by BofA as the spot rate for the purchase by BofA of such currency with another currency at its FX Trading Office at approximately 8:00 a.m.
     (San Francisco time) on the date two Business Days prior to the date as of which the foreign exchange computation is made."

     (d)  The definition of "Funding and Payment Office" is amended to read:

          "'Funding and Payment Office' means the Office of the Agent located at 1455 Market Street, 13th Floor, San Francisco, California 94103,
     Attention: Agency Administrative Services 5596, or such other of Agent's offices as Agent may designate from time to time".

     (e)  The definition of "Issuing Lender" is amended to read:

          "'Issuing Lender' means, with respect to any Letter of Credit, BofA."

     (f)  The definition of "LIBOR" is amended to read:

          "'LIBOR' means, for any Interest Period, the rate of interest per annum determined by the Agent to be the arithmetic mean of the rates of interest per annum at which deposits (in an amount approximately equal to the amount of any requested LIBOR Loan and for the same term as the Interest Period designated by Company for such Loan), are offered to major banks in the London interbank market at their request at approximately

     11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, as adjusted for reserve requirements and rounded upwards to the next highest one sixteenth of one percent (1/16%)."

     (g)  The definition of "Prime Rate" is deleted in its entirety.

     (h)  The definition of "Pro Rata Share" is amended to read:

         "'Pro Rata Share' means, with respect to each Lender, the percentage (expressed as a decimal, rounded to the ninth decimal place) obtained by DIVIDING the Revolving Loan Exposure of that Lender by the aggregate Revolving Loan Exposure of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 10.1; The initial Pro Rata Share of each Lender is set opposite the name of that Lender in Schedule 2.1 annexed hereto."

     (i) The definition of "FX Trading Office" is added, in appropriate alphabetical order, to read:

          "'FX Trading Office' means the Foreign Exchange Trading Center #5193, San Francisco, California, of BofA, or such other of BofA's offices as BofA may designate from time to time."

     (j) The definition of "Reference Rate" is added, in appropriate alphabetical order, to read:

          "'Reference Rate' means the rate of interest publicly announced from time to time by BofA in San Francisco, California, as its 'Reference Rate'. The Reference Rate is set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change."

     1.3  MODIFICATIONS TO SECTION 2.  AMOUNTS AND TERMS OF COMMITMENTS
AND LOANS.

     (a)  The second sentence of Subsection 2.1B is amended to read:

          "Whenever Company desires that Leaders make Revolving Loans, it shall deliver to Agent a Notice of Borrowing no later than 10:30 a.m. (California time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Loan) and no later than 10:30 a.m. (California time) on the proposed Funding Date (in the case of a Base Rate Loan)."

     (b) In the second paragraph of Subsection 2.2D., the hour "10:30 a.m. (California time)" is substituted for the hour "ll:00 a.m. (California time)" appearing therein.

     (c) In Subsection 2.4A.(i), the hour "10:30 a.m. (California time)" is substituted for the hour "11:00 a.m. (California time)" appearing therein.

     (d) In Subsection 2.4.B(i), the hour "10:30 a.m. (California time)" is substituted for the hour "11:00 a.m. (California time)" appearing therein.

     1.4  MODIFICATIONS TO SECTION 3. LETTERS OF CREDIT.

     (a)  The first sentence of Subsection 3.1B.(iii) is amended to read:

          "Upon the issuance of any Letter of Credit, Issuing Lender shall notify Agent and Agent shall notify each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit."

     (b) In the third line of Subsection 3.1B.(iv), "Agent" is substituted for "Issuing Lender" appearing therein.

     (c)  The final sentence of Subsection 3.2 is amended to read:

          "Promptly upon receipt by Issuing Lender of any amount described in clause (i)(b) of this Subsection 3.2, Agent shall distribute to each other Lender its Pro Rata Share of such amount."

     (d) In the fourth and tenth lines of Subsection 3.3C., "Agent" is substituted for "Issuing Lender" appearing therein.

     (e) At the end of the fourth line of Subsection 3.3C(ii), "Agent" is substituted for "Issuing Lender" appearing therein.

     (f) In the fourth line of Subsection 3.3(d.(ii), "Agent" is substituted for "Issuing Lender" appearing therein.

     1.5 ASSIGNMENTS BY WELLS FARGO. Concurrently with the execution of this Amendment and in accordance with the provisions of Subsection 10.1 of the Credit Agreement, Wells Fargo, as assignor, and each of the other Lenders, as assignees, shall execute the Assignment Agreements whereby Wells Fargo shall assign all its rights and obligations as a Lender under the Credit Agreement and other Loan Documents with respect to its Commitments and any outstanding Loans to the assignees pursuant to the terms of the respective Assignment Agreements.

     1.6  MODIFICATIONS OF EXHIBITS.

     (a) All references to "Wells Fargo, as Agent" in the Exhibits to the Credit Agreement are hereby amended to substitute "Bank of America National Trust and Savings Association, as Agent".

     (b) Exhibit V to the Credit Agreement is hereby amended by deleting said Exhibit V in its entirety and substituting in its' place a new Exhibit V in the form attached hereto.

     (c) Exhibit XI to the Credit Agreement is hereby amended by deleting said Exhibit XI in its entirety and substituting in its place a new Exhibit XI in the form attached hereto.

     1.7  MODIFICATION OF SCHEDULE.

     SCHEDULE 2.1: LENDERS' COMMITMENTS AND PRO RATA SHARES. SCHEDULE 2.1 to the Credit Agreement is hereby amended by deleting said SCHEDULE 2.1 in its entirety and substituting in its place thereof a new SCHEDULE 2.1 in the form of Annex A to this Amendment.

     SECTION 2.  REPLACEMENT REVOLVING NOTES

     Company agrees to execute and deliver to each Lender a new Revolving Note (collectively, the "Replacement Revolving Notes") in the amount of such Lender's Revolving Loan Commitment in the form of EXHibit A attached hereto. Each Lender hereby agrees that on the Seventh Amendment Effective Date (as defined hereinafter) such Lender shall return to Company for cancellation any Notes in such Lender's possession evidencing Revolving Loans outstanding prior to the effectiveness of this Amendment.

     SECTION 3.  CONDITIONS TO EFFECTIVENESS

     Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Seventh Amendment Effective Date"):

     A. Company shall deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Seventh Amendment Effective Date:

          1. Copies of this Amendment executed by Company and each Consenting Party;

          2. Signature and incumbency certificates of Company's and each Guarantor's officers executing this Amendment and, in the case of Company, the Replacement Revolving Notes; and

          3. Replacement Revolving Notes executed by the Company, substantially in the form of EXHIBIT A to this Amendment, with appropriate insertions for each Lender as provided for in this Amendment.

     B. On or before the Seventh Amendment Effective Date, Agent, on behalf of Lenders, shall have received a counterpart of this Amendment executed by a duly authorized officer of each Lender and copies of the Assignment Agreements executed by Wells Fargo and the Lenders, respectively, and consented to by the Company and the Agent.

     C. On or before the Seventh Amendment Effective Date, Wells Fargo, as retiring Agent, shall deliver to BofA, as successor Agent, executed originals of all Loan Documents, including any pledged stock certificates and related stock power assignments, in the possession of Wells Fargo and a copy of the Register.

     SECTION 4.  COMPANY'S REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender, as of the date hereof and as of the Seventh Amendment Effective Date, that the following statements are true, correct and complete:

     A. CORPORATE POWER AND AUTHORITY. Company has all requisite corporate power and authority to enter into this Amendment and the Replacement Revolving Notes, and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement") and the Replacement Revolving Notes.

     B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company and each Consenting Party. The issuance, delivery and payment of the Replacement Revolving Notes have been duly authorized by all necessary corporate action on the part of the Company.

     C. NO CONFLICT. The execution and delivery by Company and each Consenting party of this Amendment and, in the case of Company, the Replacement Revolving Notes, and the performance by Company and each Consenting Party of the Loan Documents and, in the case of Company, the Replacement Revolving Notes do not and will not (i) violate the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries,
(ii) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, which violation could reasonably be expected to have a Material Adverse Effect, (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries in a manner that could reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (v) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

     D. GOVERNMENTAL CONSENTS. The execution and delivery by Company and each Consenting Party of this Amendment and, in the case of Company, the Replacement Revolving Notes, and the performance by Company and each Consenting Party of the Loan Documents and, in the case of Company, the Replacement Revolving Notes, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

     E. BINDING OBLIGATION. Each Loan Document and, in the case of Company, the Replacement Revolving Notes have been duly executed and delivered by Company and each Consenting party, as applicable, and are the legally valid and binding obligations of Company and each Consenting Party thereto, enforceable against each such Person in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     F. ABSENCE OF DEFAULT. Upon giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

     SECTION 5.  ACKNOWLEDGEMENT AND CONSENT

     Repeat Incorporated, an Arizona corporation ("Repeat"), and Barter Optical, Inc., a Washington corporation ("Barter"), are parties to the Guaranty, pursuant to which Repeat and Barter have guarantied the Obligations of Company under the Credit Agreement. Repeat and Barter are collectively referred to herein as the "Consenting Parties".

     Each Consenting Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Consenting Party hereby confirms that the Guaranty will continue to guaranty to the fullest extent possible the payment and performance of all "Guaranteed Obligations" (as such term is defined in the Guaranty), including without limitation the payment and performance of all such Guarantied Obligations, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and all Notes.

     Each Consenting Party acknowledges and agrees that the Guaranty shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Consenting Party represents and warrants that all representations and warranties contained in the Guaranty and the Amended Agreement to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Seventh Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     Each Consenting Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Consenting Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Consenting Party to any future amendments to the Credit Agreement.

     SECTION 6.  MISCELLANEOUS

     A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          (i) On and after the Seventh Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

          (ii) Except as specifically amended or waived by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

     B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

     C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Requisite Lenders and each of the other parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                       OAKLEY, INC., as the Borrower

                                       By:
                                          -----------------------------------
                                       Title:
                                             --------------------------------
                                       Notice Address:
                                       Oakley, Inc.
                                       1 Icon
                                       Foothill Ranch, CA  92610
                                       Telecopy: (714) 454-0394
                                       Attn: Ms. Donna Gordon
                                             Controller

(signatures continue)

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                       Individually and as retiring Agent

                                       By:
                                          -----------------------------------
                                       Title:
                                             --------------------------------


                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as successor Agent

                                       By:
                                          -----------------------------------
                                       Title:
                                             --------------------------------

                                       Notice Address:
                                       Bank of America NT&SA
                                       1455 Market Street, 12th Floor
                                       San Francisco, CA  94103
                                       Telecopy: (415) 436-3425
                                       Attn: Agency Management


                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as a Lender

                                       By:
                                          -----------------------------------
                                       Title:
                                             --------------------------------

                                       Notice Address:
                                       Bank of America NT&SA
                                       3233 Park Center Drive
                                       2nd Floor
                                       Costa Mesa, CA  92626
                                       Telecopy: (714) 850-6480
                                       Attn: Ms. Elizabeth Amendt

(signatures continue)

                                       UNION BANK OF CALIFORNIA, N.A.,
                                       (formerly named Union Bank) as a Lender

                                       By:
                                          -----------------------------------
                                       Title:
                                             --------------------------------

                                       Notice Address:
                                       Union Bank of California, N.A.
                                       500 South Main Street
                                       Suite 200
                                       Orange, CA  92668
                                       Telecopy: (714) 565-5725
                                       Attn: Mr. Tim Carney


ACKNOWLEDGMENT AND CONSENT

BARTER OPTICAL, INC., as a
Consenting Party

By:
   ----------------------------
Title:
      -------------------------


REPEAT INCORPORATED, as a
Consenting Party

By:
   ----------------------------
Title:
      -------------------------

                                    ANNEX A

                                  SCHEDULE 2.1

                  LENDERS' COMMITMENTS AND PRO RATA SHARES


                                       Revolving Loan     Pro Rata
Lender                                   Commitment         Share
------                                 ---------------    ---------
Bank of America NT&SA                    $15,000,000          50%

Union Bank of NT&SACalifornia, N.A.      $15,000,000          50%

TOTAL                                    $30,000,000         100%